Exhibit 10.1

NOTE AGREEMENT

THIS NOTE AGREEMENT (“Agreement”) is made and entered into this 24th day of May, 2013, by and between Next Generation Energy Corp., formerly Next Generation Media Corp. (“NextGen”) and Actual Investments, LLC (“Lender”).

WITNESSETH:

WHEREAS, contemporaneous with the execution of this Agreement, the Lender is entering into an Option Agreement with Forge, LLC, under which the Lender has the option of purchasing part or all of note held by Forge, LLC that are obligations of NextGen (the “Note”);

WHEREAS, NextGen and Lender are entering into this Agreement to evidence the terms under which they have agreed to the repayment of the debt evidenced by the Notes to the extent an interest in them is purchased by the Lender (such portion being the “Purchased Debt”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Interest Rate. The Purchased Debt shall bear interest at the rate of 8% per annum.

2. Repayment Terms. The Purchased Debt shall be due and payable in full with accrued interest on September 30, 2013.

3. Conversion Terms. The Lender shall be entitled, at its option, to convert at any time commencing on the date hereof the Purchased Debt with any interest accrued thereon, or any portion thereof, into shares of Common Stock of NextGen (“Conversion Shares”). The number of Conversion Shares issuable upon conversion of the Purchased Debt shall be equal to the amount of principle and interest for which a notice of conversion is sent divided by the Conversion Price in effect at the time of conversion determined as hereinafter provided. The “Conversion Price” shall be as follows: for the first $70,000 of Purchased Debt that is converted, the Conversion Price shall be $0.0014 per share. The Conversion Price in effect at any time shall be subject to adjustment as follows:

(i) If NextGen shall at any time after the issue date subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the Conversion Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

(ii) In case of any consolidation or merger of NextGen with or into any other corporation (other than a consolidation or merger in which NextGen is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of NextGen, the Holder of this Note shall after such consolidation, merger, sale or transfer have the right to convert this Note into the kind and amount of shares of stock and other securities and property which such Holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Common Stock issuable upon the conversion of this Note immediately prior to such consolidation, merger, sale or transfer.

4. Conversion Procedures. Conversion shall be effectuated by sending a notice of conversion (“Notice of Conversion”) to NextGen in the form attached hereto as Exhibit A executed by the Lender evidencing the Lender’s intention to convert the Purchased Debt or a specified portion (as above provided) hereof. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Lender faxes the Notice of Conversion duly executed to NextGen. Email delivery of the Notice of Conversion shall be accepted by NextGen at darryl@nextgenerationenergycorp.com. Certificates representing Common Stock upon conversion will be delivered to the Lender within three (3) trading days from the date the Notice of Conversion is delivered to NextGen. Delivery of shares upon conversion shall be made to the address specified by the Lender in the Notice of Conversion.

5. Reservation of Shares. NextGen will at all times reserve, keep available and be prepared to issue, free from any preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversion of the Purchased Debt, the full number of shares of Common Stock then issuable upon the conversion of all Purchased Debt. NextGen will pay any and all transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Purchased Debt pursuant hereto. NextGen shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which the Purchased Debt so converted was originally issued, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to NextGen the amount of any such tax or has established to the satisfaction of NextGen that such tax has been paid.”

6. Entire Agreement. This Agreement contains the entire understanding between and among the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of such parties, and their respective heirs, successors in interest and legal representatives. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such Agreement, modification, supplement or waiver is sought and making specific reference to this Agreement.

This Agreement may be executed in counterpart.

Next Generation Energy Corp.

By: Darryl Reed
Title: CEO

Address: 4270 John Marr Dr.
Unit 1575
Annandale, VA 22003

Actual Investments, LLC

/s/ Nicco Regente

By: _____________________
Nicco Reggente

Title: Manager